QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2009, relating to the consolidated financial statements of West Coast Bancorp and the effectiveness of West Coast Bancorp's internal control over financial reporting appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon

December 21, 2009

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM